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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" in the Pre-Effective Amendment No. 1. to the Registration Statement (Form S-3
No. 333-66692) and related Prospectus of StemCells, Inc. for the registration of 1,900,000 shares of its common stock and to the incorporation by reference therein of our report dated February 23, 2001, with respect to the consolidated financial statements of StemCells, Inc. included in its Annual Report
(Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                        /s/ Ernst & Young LLP



Palo Alto, California
August 21, 2001